Exhibit 99.1

Molina Healthcare Enters South Carolina by Acquiring Assets from Community Health Solutions

LONG BEACH, Calif.--(BUSINESS WIRE)--July 29, 2013--Molina Healthcare, Inc. (NYSE: MOH) announced today that its wholly owned subsidiary, Molina Healthcare of South Carolina, Inc., has entered into a definitive agreement with Community Health Solutions of America, Inc. (CHS) to acquire certain assets of CHS relating to its South Carolina Solutions (SCS) business.

“We are very excited to participate in South Carolina’s Medicaid managed care program,” said J. Mario Molina, MD, President and Chief Executive Officer of Molina Healthcare. “This transaction positions our South Carolina health plan for growth in advance of the state’s rollout of its new Medicaid managed care program. We look forward to partnering with both the state of South Carolina and the local provider community to continue providing quality patient-focused health care.”

Pursuant to the terms of the agreement, CHS has agreed to transfer to Molina Healthcare the Medical Homes Network (MHN) membership of CHS, except for those members enrolled in the Medically Complex Children’s Waiver component of the MHN program. Such transfer will be contingent on Molina’s successful receipt of an HMO license from the South Carolina Department of Insurance, the award to Molina Healthcare of a full-risk Medicaid managed care contract by the South Carolina Department of Health and Human Services, and the state’s conversion of the MHN program to a full-risk Medicaid managed care program. Each of these three conditions is expected to be satisfied by January 2014.

“We are confident Molina will continue to improve member health outcomes while managing costs for the state of South Carolina,” said Dale Schmidt, Chairman and Chief Executive Officer of CHS. “CHS will continue to serve South Carolina’s most fragile children through the Medically Complex Children’s Waiver program, and we look forward to focusing our efforts on growth opportunities in other states.”

Of the approximately 150,000 Medicaid members currently served by SCS, approximately 136,000 members are enrolled in the State of South Carolina’s Temporary Aid for Needy Families (TANF) and Supplemental Security Income (SSI) programs. Approximately 14,000 members are currently enrolled as voluntary dual eligible members as part of the MHN and are not currently part of the full-risk program in the state.

About Molina Healthcare, Inc.

Molina Healthcare, Inc. (NYSE: MOH), a FORTUNE 500 company, provides quality and cost-effective Medicaid-related solutions to meet the health care needs of low-income families and individuals and to assist state agencies in their administration of the Medicaid program. Our licensed health plans in California, Florida, Michigan, New Mexico, Ohio, Texas, Utah, Washington, and Wisconsin currently serve approximately 1.8 million members, and our subsidiary, Molina Medicaid Solutions, provides business processing and information technology administrative services to Medicaid agencies in Idaho, Louisiana, Maine, New Jersey, and West Virginia, and drug rebate administration services in Florida. More information about Molina Healthcare is available at www.molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” regarding the proposed transaction between South Carolina Solutions and our South Carolina health plan. All of our forward-looking statements are based on our current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation: obtaining a HMO license in the State of South Carolina; obtaining and entering into a new managed care contract with the State of South Carolina at rates consistent with our expectations; successfully transitioning and integrating the MHN members into our health plan; building a sufficient provider network in the State of South Carolina; attrition in membership pending the completion of and following the transition; maintaining provider relations; accurately estimating incurred but not reported medical costs with respect to this new population; and the possibility that the transition will not be completed on a timely basis or at all. Additional information regarding the risk factors to which we are subject is provided in greater detail in our periodic reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of our company website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of the date hereof, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations that occur after the date of this release.

CONTACT:
Molina Healthcare, Inc.
Juan José Orellana, 562-435-3666
Investor Relations
or
Sunny Yu, 562-901-1039
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